UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2015

STAPLES, INC.
(Exact name of registrant as specified in charter)
Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)        Departure of Directors

On January 13, 2015,  Robert C. Nakasone, Lead Independent Director, notified Staples, Inc. that he will retire from Staples’ Board of Directors upon the end of his term at Staples’ 2015 annual meeting of shareholders.

Item 8.01        Other Events.

On January 14, 2015, Staples announced that Paul-Henri Ferrand, Vice President of U.S. Sales and Operations at Google, has been nominated by Staples’ Board of Directors for election as a Director at the 2015 annual meeting of shareholders.

The Board intends for Robert E. Sulentic to serve as Lead Independent Director, upon Mr. Nakasone’s retirement. Mr. Sulentic, Chief Executive Officer of CBRE, Inc., joined the Staples Board in 2007 and currently serves as the Chair of the Audit Committee.

In response to feedback from shareholders during Staples’ ongoing outreach program, the Board of Directors announced other changes.  The Board approved an Independent Chair policy and plans to appoint an Independent Chair upon the succession of the current Chairman.

Additionally, Staples announced that Ronald L. Sargent, Chairman and Chief Executive Officer, has elected to eliminate a tax-gross up provision in his existing severance agreement and elected not to accept his 2.5 percent base salary raise for 2014, which the Board of Directors had previously approved.

A copy of the press release announcing the changes to the Board of Directors and governance policies is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits

The exhibit listed on the Exhibit Index immediately preceding such exhibit is furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 14, 2015	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 14, 2015.